UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2010

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Issuance of 10.875% First Mortgage Notes due 2017

General

On April 7, 2010, GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership ("GWR OP"), and Great Wolf Finance Corp., a Delaware corporation ("Great Wolf Finance" and, together with GWR OP, the "Issuers"), wholly-owned subsidiaries of Great Wolf Resorts, Inc., a Delaware corporation ("GWR"), completed their previously announced offering, pursuant to an exemption from registration under the Securities Act of 1933, of $230,000,000 aggregate principal amount of 10.875% First Mortgage Notes due 2017 (the "Notes"). The Notes were priced on March 30, 2010 and were issued to investors at a price of 95.347% of their principal amount.

The Notes were issued pursuant to an Indenture (the "Indenture"), dated as of April 7, 2010, by and among (i) the Issuers, (ii) Mason Family Resorts, LLC, Great Wolf Lodge of Grapevine, LLC and Great Wolf Williamsburg SPE, LLC (collectively, the "Secured Guarantors"), (iii) GWR and GWR OP General Partner, LLC, a Delaware limited liability company (the "General Partner") and certain other direct and indirect subsidiaries of GWR OP (such subsidiaries, collectively, with GWR and the General Partner, the "Unsecured Guarantors," and collectively with the Secured Guarantors, the "Guarantors") and (iv) U.S. Bank National Association ("U.S. Bank"), as trustee. The Unsecured and Secured Guarantors have issued guarantees (collectively, the "Guarantees") of the Issuers’ obligations under the Notes and the Indenture on a senior basis.

The Guarantees of the Secured Guarantors are secured pursuant to a Security Agreement (the "Security Agreement"), dated as of April 7, 2010, by and among the Secured Guarantors and U.S. Bank (as collateral agent) and Mortgages, each dated as of April 7, 2010, by each of the Secured Guarantors in favor of U.S. Bank as collateral agent (each a "Mortgage" and collectively, "Mortgages").

The holders of the Notes and the Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of April 7, 2010, by and among the Issuers, the Guarantors and the various initial purchasers party to the Registration Rights Agreement.

Maturity Date and Interest Rate

The Notes will mature on April 1, 2017. Interest on the Notes will accrue at a rate of 10.875% per annum, payable semi-annually in cash, in arrears, on each April 1 and October 1, with the first payment due on October 1, 2010.

Collateral

The Secured Guarantees are secured by a first priority mortgage on, and a perfected first priority security interest in, substantially all of the assets of the Secured Guarantors, including the resorts owned by the Secured Guarantors (the Williamsburg, Mason and Grapevine resorts), subject to certain exceptions. Security interests in assets other than real property and buildings have been perfected only where such perfection can be achieved by the filing of the UCC financing statements.

Notwithstanding the foregoing, the Secured Guarantees are not secured by certain "excluded assets," such as capital stock of the Issuers, the Guarantors and any subsidiary of GWR OP, assets constituting certain real property below a certain threshold and assets in which the grant of a security interest would be prohibited by applicable law or would require a governmental or third party consent, motor vehicles and other similar assets, assets located outside the U.S., applications for certain trademarks and intercompany debt obligations.

Ranking

The Notes are each Issuer’s senior unsecured obligation, ranking equally in right of payment with all of such Issuer’s existing and future senior indebtedness and senior in right of payment to all of such Issuer’s existing and future subordinated indebtedness.

Similarly, each Guarantee is the relevant Guarantor’s senior obligation and ranks equally in right of payment with all of such Guarantor’s existing and future senior indebtedness and senior in right of payment to all of such Guarantor’s existing and future subordinated indebtedness. The Guarantee of each Secured Guarantor ranks effectively senior in right of payment to all of such Secured Guarantor’s unsecured indebtedness to the extent of the collateral securing such Guarantee.

Optional Redemption

Prior to April 1, 2013, the Issuers may redeem up to an aggregate of 35% of the aggregate principal amount of the Notes (including additional notes), with the net cash proceeds from certain equity offerings, so long as at least 50% of the notes originally issued under the indenture (including additional notes) remain outstanding after the redemption.

In addition, prior to April 1, 2014, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100.00% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date, plus a "make-whole" premium based on a discount rate of the applicable treasury rate plus 50 basis points.

At any time on or after April 1, 2014, the Issuers may redeem the Notes, in whole or in part, at the prices indicated below (beginning on April 1 of each of the years set forth below), plus, in each case, accrued and unpaid interest and special interest, if any, thereon, to the applicable redemption date:

Year: Percentage
2014 105.438%
2015 102.719%
2016 and thereafter 100.000%

Change of Control

Upon the occurrence of specified change of control events, the Issuers will be required to make an offer to purchase all of the Notes. The purchase price will be 101.00% of the outstanding principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

Certain Covenants

The Indenture limits the Issuers’, the Guarantors’ and the Issuers’ restricted subsidiaries’ ability to:

• pay dividends, make repayments on indebtedness that is subordinated to the Notes and make other "restricted payments";

• incur or guarantee additional indebtedness;

• make investments;

• create liens on assets to secure debt;

• merge or consolidate with another company;

• transfer and sell assets;

• enter into transactions with affiliates;

• engage in other businesses;

• issue disqualified stock;

• create dividend and other payment restrictions affecting subsidiaries; and

• designate restricted and unrestricted subsidiaries.

These covenants are subject to important qualifications and exceptions. There are no ratings-based triggers in the Indenture that could increase the cost of borrowing thereunder, and there are no financial maintenance covenants in the Indenture. The Indenture contains affirmative covenants and events of default that are customary for Indentures governing high-yield debt securities.

Registration Rights

Under the Registration Rights Agreement, the Issuers and the Guarantors agreed, among other things, to:

• file a registration statement within 180 days after April 7, 2010, enabling the holders of the Notes to exchange the Notes for notes with substantially identical terms, whose issuance is registered under the Securities Act of 1933;

• use commercially reasonable efforts to cause the registration statement to become effective within 270 days after April 7, 2010; and

• use commercially reasonable efforts to consummate the exchange offer on or prior to 30 Business Days after the registration statement is declared effective.

The Issuers will pay special interest on the Notes if they do not comply with their obligations under the Registration Rights Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The proceeds of the offering of the Notes were used on April 7, 2010, in part, to repay in full all indebtedness, exit fees and other amounts outstanding under the following agreements:

• the Loan Agreement by and among Mason Family Resorts, LLC, as borrower, GE Business Financial Services Inc., formerly known as Merrill Lynch Business Financial Services Inc. (through its division Merrill Lynch Capital), as administrative agent and co-lead arranger; HSH Nordbank AG, as co-lead arranger and various lenders; dated as of November 30, 2005, as amended;

• the Loan Agreement by and among Great Wolf Lodge of Grapevine, LLC, as borrower; GE Business Financial Services Inc., formerly known as Merrill Lynch Business Financial Services Inc. (through its division Merrill Lynch Capital), as administrative agent and co-lead arranger, HSH Nordbank AG, as co-lead arranger; and various lenders, dated as of July 28, 2006, as modified and amended; and

• the Loan Agreement by and among Great Wolf Williamsburg SPE, LLC, as borrower; Credit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as agent and lender; and Capmark Bank, as lender; dated as of August 4, 2008, as amended.

As a result, the above-described loan agreements and the related security documents and other ancillary agreements were terminated on April 7, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above under the heading "Issuance of 10.875% First Mortgage Notes due 2017" is hereby incorporated in this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

April 13, 2010	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary